Copyright 2016 –
ARRIS International plc. All rights reserved.
Forward-Looking Statements
Statements in this presentation, including those related to expected revenues and net income, gross margins, operating expenses, income taxes, the general outlook for 2016 and beyond, the impacts of the Pace integration, acceptance of certain ARRIS products, the impact of proposed regulatory changes, including by the FCC and IRS,  and industry trends, are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  Among other things, projected results are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are largely beyond management’s control; ARRIS may fail to realize the expected benefits of the Pace acquisition and may incur significant costs and/or unknown liabilities; the strengthening U.S. Dollar may adversely impact our international customer’s ability or willingness to purchase products and the pricing of our products;
regulatory changes, including changes in tax laws and proposed set-top box regulations by the FCC could negatively affect our business and/or results from operations; ARRIS is dependent upon customer decisions to purchase the
Company’s
products
-
these
decisions
can
be
deferred
and
customers
also
may
select
competitor
products;
and
because the market in which ARRIS operates is volatile and actions taken and contemplated may not achieve the desired impact.  Other factors that could cause results to differ materially from current expectations include: the uncertain current global economic climate and financial markets, and their impact on our customers’  plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; rights to intellectual property and the current trend toward increasing patent litigation, and the adoption of industry standards; possible acquisitions and dispositions; the impact of pending M&A transactions within both the customer and supplier base, including the acquisition of Time Warner by Charter, and the proposed acquisition of
Cablevision by Altice.  These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’
reports filed with the Securities and Exchange Commission, including the ARRIS International Quarterly Report on
Form
10-Q
for
the
period
ended
March
31,
2016.
In
providing
forward-looking
statements,
the
Company
expressly
disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise, except as required by law.
Safe Harbor
ARRIS 2016 Annual General Meeting of Shareholders

11 May 2016
Exhibit 99.1

Copyright 2016 –
ARRIS International plc. All rights reserved.
2016 Estimated GAAP to Non GAAP EPS
Reconciliation
ARRIS 2016 Annual General Meeting of Shareholders
GAAP EPS
$(0.51) - $(0.36)
  Equity Compensation
0.34
  Intangible Amortization
2.05
  Restructuring / Integration / Other
0.82
  U.S. Withholding Tax Related to Pace Acquisition
0.28
  Inventory Margin Adjustment
0.27
  Net tax items
(0.80)
Adjusted (Non GAAP) EPS
$2.45 - $2.60
Note: all adjustments are preliminary estimates

11 May 2016

Copyright 2016 –
ARRIS International plc. All rights reserved.
2016 Estimated EBITDA Reconciliation
ARRIS 2016 Annual General Meeting of Shareholders
Estimated net loss
$(100)M - $(70)M
Add back of interest, taxes, depreciation and amortization of intangible assets
625
Equity compensation
70
Integration, acquisition, restructuring and other costs
160
Inventory adjustment
55
Adjusted EBITDA
$810M - $840M

11 May 2016

Copyright 2016 –
ARRIS International plc. All rights reserved.
Notes to GAAP/adjusted non-GAAP
financial measures (preliminary &
unaudited)
ARRIS 2016 Annual General Meeting of Shareholders
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods.  Non-
GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.  Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income (loss) measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of restricted stock units.
Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.
Acquisition Accounting Impacts Related to Inventory Valuation:  In connection with the accounting related to our acquisition, business combinations rules require the inventory be recorded at fair value on the opening balance sheet.  This is different from historical cost.  Essentially we are required to write the inventory up to end customer price less a reasonable margin as a distributor.  We have excluded the resulting adjustments in inventory and cost of goods sold.
Integration, Acquisition and Restructuring Costs:  We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income
(loss) measures. We incurred expenses in connection with the ActiveVideo and the Pace acquisition, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring consists of employee severance and abandoned facilities. We believe it is useful to understand the effects of these items on our total operating expenses.
Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income (loss) measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.
Noncontrolling Interest share of Non-GAAP Adjustments:  The joint venture formed with Charter for the acquisition of ActiveVideo is accounted for by ARRIS under the consolidation method.  As a result, the consolidated statement of operations include the revenues, expenses, and gains and losses of the noncontrolling interest.  The amount of net income (loss) related to the noncontrolling interest are reported and presented separately in the consolidated statement of operations.  We have excluded the noncontrolling share of any non GAAP adjusted measures recorded by the joint venture, as we believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.

11 May 2016

Copyright 2016 –
ARRIS International plc. All rights reserved.
Notes to GAAP/adjusted non-GAAP
financial measures (preliminary &
unaudited)
ARRIS 2016 Annual General Meeting of Shareholders
Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-
cash item in our other expense (income).
Debt Amendment Fees: In 2015, the Company amended its credit agreement.  This debt modification allowed us to improve the terms and conditions of the credit agreement, extend the maturities of certain loan facilities, increase the
amount of the revolving credit facility, and add a new term A-1 loan facility.   We have excluded the effect of the associated fees in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this item in our other expense (income).
Credit Facility - Ticking Fees:  In connection with our acquisition of Pace, the cash portion of the consideration was funded through debt financing commitments.  A ticking fee is a fee paid to our banks to compensate for the time lag between the commitment allocation on a loan and the actual funding. We have excluded the effect of the ticking fee in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this item in our other expense (income).
Liability / Adjustment Related to Foreign Tax Credit Benefits:  In connection with our acquisition of Motorola Home, we have obtained certain foreign tax credit benefits for which we have recorded a liability to Google resulting from certain provisions in the acquisition agreement.  The expense and subsequent adjustments related to this liability has been recorded as part of other expense (income).  We have excluded the effect of the expense in the calculation of our non-GAAP financial measures.  We believe it is useful to understand the effects of this item on our total other expense (income).
Loss on Sale of Building:  In the first quarter of 2015, the Company sold land and a building that qualified for sale-leaseback accounting and was classified as an operating lease.  A loss has been recorded on the sale.  We have excluded the effect of the loss on sale of property in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.
Foreign Withholding Tax:  In connection with our acquisition of Pace, ARRIS US Holdings, Inc. transferred shares of its subsidiary ARRIS Financing II Sarl to ARRIS International plc.  Under U.S. tax law, based on the best available information, we believe the transfer constituted a deemed distribution from ARRIS U.S. Holdings Inc. to ARRIS International plc that is treated as a dividend for U.S. tax purposes.  A deemed dividend of this type is subject to  U.S.
withholding tax to the extent of the current and accumulated earnings and profits (as computed for tax purposes) (“E&P”) of ARRIS U.S. Holdings Inc., which include the E&P of the former ARRIS Group, Inc. and subsidiaries through
December 31, 2016.  Accordingly, ARRIS U.S. Holdings Inc. remitted U.S. withholding tax in the amount of $55 million based upon its estimated E&P of $1.1 billion and the U.S. dividend withholding tax rate of 5 percent (as provided in
Article 10 (Dividends) of the United Kingdom-United States Tax Treaty).  We have excluded the withholding tax in calculating our non-GAAP financial measures.
Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above.  Additionally, we have excluded the effects of certain tax adjustments related to tax and legal restructuring, state valuation allowances, research and development tax credits and provision to return differences.
5
11 May 2016